SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          HOMETOWN AUTO RETAILERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                          HOMETOWN AUTO RETAILERS, INC.

                    Notice of Annual Meeting of Stockholders
                    To Be Held On June 21, 2001 at 10:00 A.M.

TO THE STOCKHOLDERS OF HOMETOWN AUTO RETAILERS, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hometown Auto Retailers, Inc. ("Hometown") will be held at the Sheraton Waterbury Hotel, 3580 East Main Street, Waterbury, Connecticut 06705, on Thursday, June 21, 2001 at 10:00 A.M., Eastern Standard Time, for the following purposes:

            1.    To elect six directors for one year terms.

            2. To transact such other business as may properly be brought before the meeting or any adjournment or postponements thereof.

      The Board of Directors has fixed the close of business on May 14, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting and at any adjournment or postponements thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Corey E. Shaker
                                        Corey E. Shaker, President

Dated: Watertown, Connecticut
       May 14, 2001

            --------------------------------------------------------------------
IMPORTANT:  Whether or not you expect to attend in person, please complete, sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save Hometown the expense and extra work of additional solicitation. An addressed envelope for which no postage is required has been enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.
            --------------------------------------------------------------------

                          HOMETOWN AUTO RETAILERS, INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 21, 2001

      This Statement is furnished to the stockholders of Hometown Auto Retailers, Inc., a Delaware corporation ("Hometown"), in connection with the solicitation by the Board of Directors of proxies to be used at the 2000 Annual Meeting of Stockholders of Hometown to be held at the Sheraton Waterbury Hotel, 3580 East Main Street, Waterbury Connecticut 06705, on Thursday, June 21, 2001 at 10:00 A.M., Eastern Daylight Time, and at any adjournments thereof. The approximate date on which this Statement and the accompanying proxy will be mailed to stockholders is May 14, 2001.

                           THE VOTING & VOTE REQUIRED

      On the record date for the meeting, the close of business on May 14, 2001 (the "Record Date"), there were outstanding 2,301,109 shares of Class A common stock, par value $.001 per share, each of which will be entitled to one vote and 3,695,000 shares of Class B common stock, par value $.001 per share, each of which will be entitled to ten votes. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.

      Directors are elected by a plurality of the votes cast at the meeting. In the case of election of directors, shares represented by a proxy which are marked "WITHHOLD" to vote for all six nominees will not be counted in determining whether a plurality vote has been received for the election of directors.

      All shares represented by valid proxies will be voted in accordance with the instructions contained therein. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the acting Chief Financial Officer of Hometown at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

      At this meeting six directors are to be elected to serve for one-year terms, each to hold office until his successor is duly elected and qualified. It is not contemplated that any nominee will be unable to serve as a director, but if such contingency should occur prior to the meeting, the persons named as proxies in the enclosed proxy or their substitutes will have the right to vote for substitute nominees. The nominees were selected by the Board of Directors of Hometown are all currently directors. The first three nominees are also officers of Hometown. Certain information with respect to each nominee is stated below.

Directors Nominated for One-Year Terms:

Name                   Age      Position                                      Director Since
----                   ---      --------                                      --------------
Corey E. Shaker        43       President, Chief Executive Officer and             1997
                                Director

William C. Muller Jr.  49       Regional Vice President - South Division           1997
                                and Director

James Christ           44       General Manager - Muller Toyota and                1997
                                Director

Joseph Shaker          33       Director                                           1997

Dominic Colasacco *    52       Director                                           1997

Louis I. Margolis *    56       Director                                           1997

----------
*Member of Audit and Compensation Committees

      Corey E. Shaker was named President and Chief Operating Officer on February 7, 2000, and added the title of Chief Executive Officer on August 29, 2000. In addition, he was Vice President-Connecticut Operations since October 1, 1997 and was in charge of Hometown's Company-wide sales training efforts. Prior to that, from 1989 he was Chief Operating Officer and General Manager of Family Ford Inc. where he was responsible for all aspects of its operations. He is a member of NADA Ford F01 20 group. He was awarded the Lincoln Mercury Salesperson of the Nation award in 1980 and is a three time winner of the Lincoln Mercury Inner Circle award. He is also a first cousin to both Steven and Joseph Shaker, respectively. He holds a B.S. in Business Administration from Providence College.

      William C. Muller Jr. has been Regional Vice President - South Division since March 2000. Mr. Muller has been Vice President-New Jersey Operations since October 1, 1997. In addition, from 1980 he was the President of Muller Toyota, Inc. and of Muller Chevrolet, Oldsmobile, Isuzu, Inc (both of which are currently known as Muller Automotive Group, Inc. and Good Day Chevrolet, Oldsmobile, Isuzu, Inc., respectively.) Under his management, Muller Toyota has been: (a) a 9-time recipient of Toyota's Prestigious President's Award, given to those dealers with superior levels of customer satisfaction who also exceed capital standards and have high market penetration and facilities that meet or exceed Toyota standards; (b) a 13-time recipient of Toyota Parts Excellence Award; (c) a 9-time winner of Toyota Service Excellence Award; and (d) a 3-time winner of Toyota's Sales Excellence Award. He holds a B.A. degree from Fairleigh Dickinson University.

      James Christ has been General Manager of the Muller Toyota division of Hometown since October 1, 1997. In addition, from 1995 he was General Manager of Muller Toyota in Clinton, New Jersey. From March 1986 to November 1994, he was Vice President and General Manager of Liberty Toyota, Inc. in Burlington, New Jersey and from August 1989 to November 1994, he was Vice President of Richardson Imports, Inc. a Lexus dealership, in Cherry Hill, New Jersey. Prior thereto he had more than 5 years experience in managerial capacities at Toyota. He holds a B.S. in Business Administration from West Chester University.

      Joseph Shaker was President and Chief Operating Officer from October 1, 1997 to February 7, 2000, and was in charge of Hometown's dealer acquisition program, including the implementation of such programs as may be necessary to assimilate new dealers into Hometown's operational model. In addition, from 1991 he was the Chief Operating Officer of Shaker's Lincoln Mercury, Shaker's Jeep Eagle and Lincoln Mercury Autocare in Connecticut. In 1992, at the request of Ford Motor Company, he developed the pilot free-standing neighborhood Autocare Center which has become the model for free-standing neighborhood auto maintenance centers established by Ford Motor with certain of its other dealers. He also started Shaker's Lincoln Mercury limousine department in 1992 and has been responsible for its growth and implementation. He is a Member of the Executive Committee of the NADA 20 Group. He is the brother of Steven Shaker and a first cousin of Corey E. Shaker. He holds a B.S. (Management) degree from Bentley College.

      Domenic Colasacco is Chairman of the Board and President of United States Trust Company (USTC), a Boston based firm specializing in trust and investment management services for institutional and personal clients. Mr. Colasacco has been serving as the Chief Investment Officer of USTC since 1980. From 1990 to March 1998, he was also a director of UST Corp., the holding company for USTC and USTrust, a commercial and retail bank in Greater Boston. He holds both a bachelors degree and an M.B.A. from Babson College and is a Chartered Financial Analyst.

      Louis I. Margolis has been a General Partner of Pine Street Associates, L.P., a private investment partnership that invests in other private limited partnerships since January 1994. In January 1997, Mr. Margolis formed and is the President and sole shareholder of Chapel Hill Capital Corp., a financial services company. From 1991 through 1993, he was a Member of the Management Committee of Nomura Securities International. From 1993 through 1995, he was Chairman of Classic Capital Inc., a registered investment advisor. Mr. Margolis has been a director of Milestone Scientific, Inc., a manufacturer of dental devices, since 1997. Mr. Margolis has been a member of the Financial Products Advisory Committee of the Commodity Futures Trading Commission since its formation in 1986, a Trustee of the Futures Industry Institute since 1991 and a Trustee of Saint Barnabas Hospital in Livingston, New Jersey since 1994.

The Board Unanimously Recommends A Vote FOR The Election Of Each Of The
Nominees.

Committees of the Board of Directors

      During the last fiscal year Hometown's Board of Directors held 9 meetings. Hometown's Board of Directors has established compensation and audit committees, whose members are composed of two non-employee directors: Messrs. Colasacco and Margolis. It is the intention of Hometown to appoint only independent directors to the Audit and Compensation Committees.

      The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of Hometown, reviews general policy matters relating to compensation and benefits of employees of Hometown and administers the issuance of stock options and discretionary cash bonuses to Hometown's officers, employees, directors and consultants. The Compensation Committee met 2 times in fiscal year 2000. The report of the Compensation Committee appears below.

      Hometown's Board of Directors has adopted a written charter for the Audit Committee which is attached hereto as Appendix II. The Audit Committee meets with management and Hometown's independent public accountants to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee met with the auditors to review the planned scope and the results of the audit. The members of the Audit Committee consist of Messrs. Colasacco and Margolis, both of who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers'.) The Audit Committee met 1 time in fiscal year 2000. (See also "Audit Committee Report," below.)

      All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board on which that director served.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases

      Hometown has leased from various affiliates the premises occupied by certain of its dealerships. Each of the governing leases became effective as of the closing of the initial public offering, has a term expiring in 2013, is on a triple net basis and provides for a consumer price index ("CPI") increase to the base rent for the five-year periods commencing January 1, 2004 and 2009.

      Hometown leases, for an initial annual base rental of $240,000, the premises occupied by its Lincoln/Mercury dealership in Watertown, Connecticut from Shaker Enterprises, a Connecticut general partnership whose seven partners include Joseph Shaker, Corey E. Shaker, Steven Shaker and Janet Shaker. Corey E. Shaker is a director, President and Chief Executive Officer of Hometown and a principal stockholder of Hometown. Joseph Shaker is a director and a principal stockholder of Hometown. Steven Shaker is the Regional Vice President - North Division and a principal stockholder of Hometown. Janet Shaker is a principal stockholder of Hometown.

      Hometown leases, for an initial annual base rental of $360,000 and $396,000 respectively the premises occupied by its Toyota dealership in Clinton, New Jersey and its Chevrolet/Oldsmobile/Isuzu dealership in Stewartsville, New Jersey from Rellum Realty Company, a New Jersey general partnership, one of whose two partners is William C. Muller Jr. Mr. Muller is a director and the Regional Vice President - South Division and a principal stockholder of Hometown.

      Hometown leases, for an initial annual base rental of $360,000 the premises occupied by its Lincoln Mercury dealership in Emerson, New Jersey from Salvatore A. Vergopia and his wife. Mr. Vergopia is a director and a principal stockholder of Hometown.

Legal Proceedings

      On or about February 7, 2001, Salvatore A. Vergopia and Edward A. Vergopia, directors and formerly executive officers of Hometown, and Janet Vergopia, the wife of Salvatore A. Vergopia (the "Vergopias") filed a complaint in the Superior Court of New Jersey in Bergen County, against Hometown, its officers and directors, certain holders of its Class B common stock, and certain other unnamed persons, alleging breach of two employment agreements, wrongful termination of employment, breach of a stockholders' agreement and certain other wrongful conduct, including age discrimination and breach of fiduciary duty. The Vergopias are seeking back pay, front pay, compensatory, consequential and punitive damages, in an unspecified amount as well as, reinstatement, injunctive and other legal and equitable relief.

      Hometown has retained litigation counsel to represent it in this action and filed an answer to the initial complaint denying liability and asserting affirmative defenses and counterclaims for breach of contract and fiduciary duty against each of Salvatore and Edward Vergopia. Subsequently, plaintiffs filed an amended complaint to which answers are not yet due. The defendant officers and directors have not yet filed an answer and Hometown has not yet engaged in any pre-trial discovery.

      Hometown believes that the Vergopias commenced this action in response to its dismissal of both Salvatore A. Vergopia and Edward A. Vergopia from their officerships an employment positions with Hometown. Hometown and its officers and directors believe that they have meritorious defenses and intend to vigorously defend this action. Hometown has asserted various counterclaims to the initial complaint and intends to assert similar counterclaims to the amended compliant. Hometown does not believe that the eventual outcome of the case will have a material adverse effect on Hometown's consolidated financial position or results of operations.

EXECUTIVE COMPENSATION AND TRANSACTIONS WITH DIRECTORS, OFFICERS AND PRINCIPAL HOLDERS

      The following Summary Compensation Table sets forth all compensation earned in all capacities, during the fiscal year ended December 31, 2000, 1999 and 1998 by (i) Hometown's Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the 2000 fiscal year and whose salary, exceeded $100,000 (collectively, the "Name Executive Officers").

                               COMPENSATION TABLE

                                                         Annual Compensation
                                        -------------------------------------------------
                                        Fiscal Annual
                                            Year
Name and Principal Position             Compensation      $ Salary    Bonus (1)     Other
--------------------------------        ------------      --------    ---------    ------
   Salvatore A. Vergopia                2000               250,000          --     28,000
   Chairman                             1999(3)            250,000          --     75,000
                                        1998               318,000          --         --

   Corey E. Shaker President and        2000               200,000          --      7,000
   Chief Executive Officer              1999(3)            200,000          --         --
                                        1998(3)(4)         163,000     336,000         --

   William C. Muller, Jr.               2000               200,000          --         --
   Regional Vice President-South        1999(3)            200,000          --      3,000
   Division                             1998(3)            258,000          --         --

   Steven Shaker Regional               2000               110,000          --      3,000
   Vice President-North Division        1999               100,000          --         --
                                        1998               100,000     319,000         --

   Michael Shonborn                     2000               135,000          --      7,000
   Chief Financial Officer and          1999                23,000          --         --
   Secretary(2)                         1998                    --          --         --

----------
(1) The amount shown are cash bonuses earned in the specified year and paid in the first quarter of the following year.
(2) In February 2001, resigned from his positions as Chief Financial Officer and Secretary.
(3)   Includes compensation paid by predecessor companies with respect to 1998.
(4) Reflects bonuses paid by predecessor companies for services rendered prior to Hometown's initial public offering.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

      No options were granted to the Named Executive Officers during 2000.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR END OPTION/SAR VALUES

      The following table summarizes options and SARs exercised during fiscal 2000 and presents the value of unexercised options and SARs held by the Named Executive Officers at fiscal year end:

                                                                      Number of
                                                                      Securities               Value of
                                                                      Underlying              Unexercised
                                                                     Unexercised             In-the-Money
                                                                   Options/SARs at          Options/SARs at
                                                                   Fiscal Year-End          Fiscal Year-End
                                Acquired on          Value         Exercisable (E)          Exercisable (E)
Name                              Exercise         Realized       Unexercisable (U)        Unexercisable (U)
-------------------------       -----------        --------       -----------------        -----------------
Corey E. Shaker                      --               --               34,332 E                   --
President and Chief                                                    32,168 U
Executive Officer

William C. Muller, Jr.               --               --               13,332 E                   --
Regional Vice President                                                 6,668 U

Salvatore A. Vergopia                --               --                2,000 E                   --
Chairman                                                                1,000 U

Steven Shaker                        --               --                6,668 E                   --
Vice President-South                                                    3,332 U
Division

Michael Shonborn                                                        3,334 E
Chief Financial Officer                                                 6,666 U
and Secretary

      All shares vest ratably through 2001, except for 30,000 options of Corey
E. Shaker and 10,000 options of Michael Shonborn, which vest ratably through 2002. In general, the option agreements shall be exercisable only so long as the optionee shall continue to be an employee of Hometown and within the thirty day period after the date of termination of his employment to the extent it was exercisable on the day prior to the date of termination. In the event the Optionee is unable to continue his employment with Hometown as a result of his total and permanent disability, he may, but only within three (3) months from the date of disability, exercise the option to the extent he was entitled to exercise it at the date of such disability. In the event of death of the Optionee, the option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent of the right that would have accrued had the Optionee continued living one (1) month after the date of death, provided that at the time of his death the Optionee is an employee of Hometown and shall have been in Continuous Status (as defined in Hometown's Stock Option Plan) as an employee from the date hereof; or within thirty (30) days after the termination of Continuous Status as an employee, the option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

Employment Contracts

      In April 1998, Hometown entered into five-year employment agreements, effective as of the closing of Hometown's initial public offering in July, 1998, with all of the Named Executive Officers with the exception of Michael Shonborn. Each of their agreements provides for an annual base salary of $200,000, except that the agreement for Steven Shaker provides for an annual base salary of $100,000, increased to $125,000 in 2001.

      In October 1999, Hometown entered into a four-year employment agreement with the Michael Shonborn at an annual base salary of $90,000, increased to $145,000 when he became Hometown's Chief Financial Officer and Secretary. Mr. Shonborn's employment agreement was terminated upon his resignation, effective February 2, 2001.

      Each agreement also provides for participation by the employee in all executive benefit plans and, if employment is terminated without cause (as defined in the agreement), payment of an amount equal to the salary which would have been payable over the unexpired term of his employment agreement.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      None of the directors serving on the Compensation Committee are employees or officers of Hometown. No director or executive officer of Hometown is a director or executive officer of any other corporation that has a director or executive officer who is also a director of Hometown.

1998 Stock Option Plan

      In February 1998, in order to attract and retain persons necessary for the success of Hometown, Hometown adopted its 1998 Stock Option Plan (the "Stock Option Plan") covering up to 480,000 shares of Class A Common Stock. Pursuant to the Stock Option Plan officers, directors and key employees of Hometown and consultants to Hometown are eligible to receive incentive and/or non- incentive stock options. The Board of Directors will administer the Stock Option Plan, which expires in January 2008, or a committee designated by the Board of Directors. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options will be determined by the Board of Directors, or a committee thereof, in its sole discretion. Stock options granted under the Stock Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. For grants to the Named Executive Officers see the chart above titled "AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES."

Employee Benefit Plan

      In October 1999, Hometown amended and restated the E.R.R. Enterprises, Inc. Profit Sharing/401(k) Plan, (the "Amended Plan") into the HOMETOWN AUTO RETAILERS, INC. 401K Plan (the "Plan") effective October 1, 1999, for the benefit of eligible employees, as defined. Participants may make voluntary contributions of up to 15% of their compensation, subject to certain IRS limitations. Hometown may make annual matching contributions to the Plan at its discretion. No Contributions were made by Hometown to the Plan for the year ended December 31, 2000. Contributions under the Plan were $48,000, $33,000 in 1999, 1998 and 1997, respectively. Corey E. Shaker and Joseph Shaker are the Trustees of the Plan.

Compensation of Directors

      Each non-employee Director receives a fee of $1,000, for each meeting attended in person and $250 for each meeting attended telephonically and reimbursement for travel costs and other out-of-pocket expenses incurred in attending each Directors' meeting. In addition, committee members receive $500 for each committee meeting attended in person, other than meeting directly following or preceding Board meetings and $125 for each committee meeting attended telephonically. Additionally, pursuant to the Plan, each non-employee Director, will receive options to purchase 5,000 shares of Common Stock exercisable at the fair market value on the date of grant. These options will vest one-third on the date of grant and one-third at the end of each subsequent year of service on the Board. In addition, each non-employee Director receives options to purchase an additional 2,500 shares of Common Stock on the date of Hometown's annual stockholders' meeting. Such options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will vest one-third upon grant and one-third on each of the first and second anniversary of the date of grant.

Limitation of Directors' Liability and Indemnification

      The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of directors' fiduciary duty of care. Hometown's Certificate of Incorporation limits the liability of its Directors to or its shareholders to the fullest extent permitted by Delaware law.

      Hometown's Certificate of Incorporation provides mandatory indemnification rights to each of its officers or Directors who, by reason of the fact that he or she is an officer or Director of Hometown, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such officer or Director in advance of the final disposition of such proceeding in accordance with the applicable provisions of Delaware law. Insofar as indemnification for liabilities under the Securities Act may be provided to officers and Directors or persons controlling Hometown, Hometown has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Report of the Compensation Committee on Executive Compensation

      The primary purposes of the Compensation Committee are to establish and maintain competitive, fair and equitable compensation practices designed to attract and retain key management employees throughout Hometown and to establish appropriate incentives to motivate and reward key management employees for achieving or exceeding established performance goals; and to oversee the competency and qualifications of senior management personnel and the provisions of senior management succession planning. The Compensation Committee is responsible for a broad range of activities which include (i) recommending to the full Board of Directors the salary(ies) of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer after an evaluation of market data, internal salary relationships as provided by Hometown's executive compensation professionals, and such other factors as the Committee deems appropriate; (ii) recommending to the full Board of Directors the salaries for other elected Corporate Officers and selected key management employees after reviewing the recommendations made by the Chief Executive Officer and the Chief Operating Officer; (iii) recommending to the full Board of Directors the type of incentive plans, if any, which will be offered to management employees; and (iv) administering Hometown's 1998 Incentive Stock Option Plan, to include, after reviewing the recommendations of the Chief Executive Officer and the Chief Operating Officer, determining the employees to be eligible for plan participation.

      Due to the existence of five year employment agreements between Hometown and its key officers, which do not expire until July 2003, the scope of the Compensation Committee's duties has been limited.

                                        COMPENSATION COMMITTEE

                                        Domenic Colasacco
                                        Louis I. Margolis

                               COMPANY PERFORMANCE
         AND COMPARISON OF 3 YEAR CUMULATIVE TOTAL RETURN AMONG HOMETOWN
                 AUTO RETAILERS, INC., THE NASDAQ MARKET INDEX,
                                AND A PEER GROUP

            The following graph shows a three year comparison of cumulative total returns for Hometown, the NASDAQ Market Index, and a Peer Group.

            [PERFORMANCE GRAPH APPEARS HERE AND IS SUMMARIZED BELOW]

 Company/ Index/          07/29/1998           12/31/1998            12/31/1999           12/31/2000
    Market
----------------------------------------------------------------------------------------------------
 Hometown Auto               100                  49.29                 40.71                 5.71
Retailers, Inc.
----------------------------------------------------------------------------------------------------
 New & Used Car              100                 102.76                 65.26                43.26
   Dealers(1)
----------------------------------------------------------------------------------------------------
 Nasdaq Market               100                 118.38                208.79               131.23
    Index

(1) The Peer Group Index includes the following companies: AutoNation Inc., Circuit City/CarMax, Group, Group 1 Automotive, Inc., Lithia Motors Inc., Rush Enterprises, Inc., Sonic Automotive Inc., United Auto Group, Inc.,Nostalgia Motorcars, and Autocorp Equities Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to Hometown regarding the beneficial ownership of Common Stock as of May 1, 2001 by (i) each person known to Hometown to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each Director of Hometown, (iii) each Named Executive Officer and (iv) all Directors, and Executive Officers of Hometown as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock owned by them.

                                                                                      % of
                                         Common Stock Beneficially       % of       Aggregate
                                                   Owned(2)           Outstanding    voting
                                        ----------------------------    Equity      Power of
Name of Beneficial Owner(1)               Class A         Class B      Owned(3)    all Classes
---------------------------             -----------     ------------  -----------  -----------
Salvatore Vergopia                           --           705,000(4)     11.75        17.96
Corey E. Shaker                          47,332(5)        265,080         5.18         6.87
William C. Muller, Jr                    17,582(6)        453,034         7.83        11.58
Edward Vergopia                              --           235,000         3.91         5.99
James Christ                             13,332(7)         90,248         1.72         2.33
*William C. Muller, Sr. (9)                  --           308,786         5.15         7.87
Steven Shaker                            14,668(8)        206,424         3.68         5.29
Joseph Shaker                            28,516(10)       262,592         4.83         6.76
Dominic Colasacco (11)                      833                --           **           **
Louis I. Margolis (11)                      833                --           **           **
All Directors, and Executive
Officers as a group (9
persons)(11)                            123,096         2,217,378        38.43        56.67

*     William C. Muller, Sr. is not an Officer or Director of Hometown

**    Ownership is less than 1%
--------------------------------------------------------------------------------

(1) The respective addresses of the beneficial owners are: Salvatore A. Vergopia and Edward A. Vergopia, c/o Westwood Lincoln Mercury, 55 Kinderkamack Road, Emerson, New Jersey 07630; Corey E Shaker, 774 Straits Turnpike, Watertown Connecticut 06795; William C. Muller Jr., James Christ and William C. Muller Sr. c/o Muller Toyota Inc., Route 31, PO Box J, Clinton, New Jersey, 08809; Steven Shaker, c/o Family Ford, Inc., 1200 Wolcott Street, Waterbury, Connecticut 06705; Joseph Shaker, c/o CarDay Inc., 245 Fifth Avenue, New York, New York 10016; Dominic Colasacco, 40 Court Street, Boston Massachusetts 02108; and Louis I. Margolis, 717 Fifth Avenue, New York, New York, 10022.

(2) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this report upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this report have been exercise or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages of beneficial ownership are calculated based the number of shares outstanding as of May 1, 2001, 5,996,109, which includes 2,301,109 shares of Class A Common Stock and 3,695,000 shares of Class B common stock. Unless otherwise specified herein, shares of common stock shall be shares of Class B common stock of Hometown.

(3)   Percentages based on number of shares of all classes.

(4)   Includes 225,600 shares owned by his wife Janet.

(5) Includes (i) 15,980 shares held by the Edward Shaker Family Trust of which he is the Trustee and a beneficiary, (ii) 13,000 shares of Class A common stock, (iii) an option to purchase 24,332 shares of Class A common stock, exercisable within the next 60 days at $9.00 per share and (iv) an option to purchase 10,000 shares of Class A common stock, exercisable within the next 60 days at $3.00 per share.

(6) Includes 4,250 shares of Class A common stock and an option to purchase 13,332 shares of Class A common stock, exercisable within the next 60 days at $9.00 per share.

(7) Includes an option to purchase 13,332 shares of Class A common stock, exercisable within the next 60 days at $9.00 per share.

(8) Includes 8,000 shares of Class A common stock and an option to purchase 6,668 shares of Class A common stock, exercisable within the next 60 days at $9.00 per share.

(9) All shares are owned by The William C. Muller Revocable Living Trust of which the William C. Muller Sr. is Trustee. William C. Muller Sr. is neither an officer nor director.

(10) Includes (i) 15,980 shares held by the Richard Shaker Family Trust of which Mr. Shaker is the Trustee and a beneficiary, (ii) 40,000 share held by the Shaker Irrevocable Trust of which Mr. Shaker is Trustee, (iii) 4,184 shares of Class A common stock, and (iv) an option to purchase 24,332 shares of Class A common stock, exercisable within the next 60 days at $9.00 per share.

(11) Includes options to purchase 833 shares of Class A common stock, exercisable within the next 60 days at $1.4375 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Hometown's officers and directors, and persons who own more than ten percent of a registered class of Hometown's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish Hometown with copies of all Section 16(a) forms they file.

      To the best of Hometown's knowledge, based solely on review of the copies of such forms furnished to Hometown, or written representations that no other forms were required, Hometown believes that all Section 16(a) filing requirements applicable with respect to all its current officers, directors and ten percent shareholders have been complied with as of the filing date of this Annual Report. However, Michael Shonborn was late in filing his Initial Statement of Beneficial Ownership of Securities on Form 3 and one (1) Statement of Changes in Beneficial Ownership on Form 4 during 2000 but has subsequently come into compliance. With respect to any former directors, officers, and ten percent shareholders of the Hometown, the Hometown does not have any knowledge of any known failures to comply with the filing requirements of Section 16(a).

Audit Committee Report

      The Audit Committee has reviewed Hometown's audited statements for the year ended December 31, 2000. In conjunction with its review, the Audit Committee has met with the management of Hometown to discuss the audited financial statements. In addition, Hometown has discussed with its independent auditors, Arthur Andersen LLP, the matters required pursuant to Statement on Accounting Standards No. 61 and has received the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board No.
1. The Audit Committee has also discussed with Arthur Andersen LLP its independence from management and Hometown. Arthur Andersen LLP has full and free access to the Audit Committee.

      Based on this review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Hometown's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE:

                                        Louis I. Margolis

                                        Domenic Colasacco

Audit Fees

      The aggregate fees billed for the professional services rendered by Arthur Andersen LLP for the audit of Hometown's annual financial statements included in Hometown's Form 10-K filing for fiscal year 2000 and the reviews of Hometown's quarterly financial statements included in Hometown's Form 10-Q filings for fiscal year 2000 totaled $302,000.

Financial Information System Design and Implementation Fees

      Hometown did not incur any fees for professional services rendered by Arthur Andersen LLP in connection with information systems design and implementation during the 2000 fiscal year.

All Other Fees

      Hometown did not incur any other fees for professional services rendered by Arthur Andersen LLP other than the services covered in the paragraph above titled "Audit Fees".

Audit Committee Consideration

      Hometown's Audit Committee has considered whether Arthur Andersen LLP's provision of the services which generated the Audit and Other Fees reported above is compatible with maintaining Arthur Andersen LLP 's independence as Hometown's principal independent accounting firm.

Work Performed by Principal Accountant's Full Time Permanent Employees

      Arthur Andersen LLP's services rendered in performing Hometown's audits for fiscal year 2000 were performed by full time, permanent employees and partners of Arthur Andersen LLP.

      In order for Hometown to remain in a position that allows it to explore alternative choices meeting the needs of Hometown and its shareholders, Hometown is not seeking at this point, shareholders' approval for independent auditors for fiscal year 2001. Arthur Andersen LLP has been Hometown's independent auditors since 1998. The report of Arthur Andersen LLP with respect to Hometown's financial statements appears in Hometown's annual report for the fiscal year ended December 31, 2000. A representative of Arthur Andersen LLP will be at the annual meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                  MISCELLANEOUS

Stockholder Proposals

      Stockholder proposals intended to be presented at Hometown's 2002 Annual Meeting must be received by Hometown for inclusion in Hometown's proxy statement relating to that meeting not later than March 30, 2002. Such proposals should be addressed to John J. Stavola, acting Chief Financial Officer, Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut, 06795.

Other Matters

      The management knows of no other business which will be presented for consideration at the Annual Meeting other than that stated in the notice of meeting.

Solicitation Of Proxies

      The cost of this proxy solicitation and any additional material relating to the meeting which may be furnished to the stockholders will be borne by Hometown. In addition, solicitation by telephone, telegraph or other means may be made personally, without additional compensation, by officers, directors and regular employees of Hometown. Hometown also will request brokers, dealers, banks and voting trustees and their nominees holding shares of record but not beneficially to forward proxy soliciting material to beneficial owners of such shares, and Hometown, upon request, will reimburse them for their expenses in so doing.

Reports And Financial Statements

      Hometown's Annual Report for the year ended 2000, including Audited Financial Statements is included with this proxy material. The Financial Statements contained in the Annual Report are incorporated by reference and are part of this soliciting material.

      A copy of Hometown's Annual Report to the Securities and Exchange Commission on Form 10-K, without exhibits, will be provided without charge to any stockholder submitting a written request. Such request should be addressed to John J. Stavola, acting Chief Financial Officer, Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut, 06795.

      EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Corey E. Shaker
                                        Corey E. Shaker, President

Dated: Watertown, Connecticut
       May 14, 2001

                            APPENDIX I(FORM OF PROXY)

                          HOMETOWN AUTO RETAILERS, INC.
                                    P R O X Y
                     FOR ANNUAL MEETING OF THE STOCKHOLDERS
                                  June 21, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Corey E. Shaker and John J. Stavola, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Hometown Auto Retailers, Inc. ("Hometown") to be held at the Sheraton Waterbury Hotel, 3580 East Main Street, Waterbury, Connecticut 06705, on Thursday, June 21, 2001 at 10:00 A.M., Eastern Daylight Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of Hometown held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark "X" your votes as indicated :

ELECTION OF DIRECTORS: Corey E. Shaker, William C. Muller, Jr., Joseph Shaker, James Christ, Domenic Colasacco, and Louis I. Margolis

FOR election of all nominees                            |_|
WITHHOLD vote from all nominees                         |_|

FOR all nominees,                                       |_|
EXCEPT for nominee(s) listed below
from whom Vote is withheld.
                              (Continued, and to be signed, on the Reverse Side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                 [Reverse Side]

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                                        Dated:                            , 2001


                                        ________________________________________
                                                Signature of Stockholder


                                        ________________________________________
                                                Signature of Stockholder

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

IMPORTANT - PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED
ENVELOPE.

                      APPENDIX II (AUDIT COMMITTEE CHARTER)

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.    PURPOSE AND SCOPE

The primary purposes of the Audit Committee are, on behalf of the Board of Directors and through the oversight of the independent auditors: (1) to obtain a reasonable level of assurance that the Corporation's financial reports, practices, procedures and controls are within acceptable limits of sound practice and in accordance with the statutes, regulations, or statements of the Financial Accounting Standards Board, the Securities and Exchange Commission, the NASDAQ Stock Market and other relevant agencies and; and (2) to review such reports, practices, procedures and controls at least annually and at such other times if so desired by the Committee to gain insight as to the financial health of the Corporation and important factors and trends related thereto and compliance with the Corporation's practices for managing legal and regulatory compliance.

      The Board of Directors shall annually appoint an Audit Committee, which shall consist of not less than three members of the Board of Directors. Members may not be officers of the Corporation or any of its subsidiaries and also shall be independent of management. At the time of appointment of the Committee, the Directors shall designate one of the members of the Committee to be its Chairman, to serve until a successor is designated. The Committee has the authority to retain counsel and experts as deemed appropriate.

II.   DUTIES AND RESPONSIBILITIES

      The Audit Committee is responsible for a broad range of activities which include:

      o Recommend to the Board the selection, retention or termination of the Corporation's independent public accountants.

      o Discuss and approve the scope of professional services provided by the independent public accountants and consider the possible effect of the performance of such service on the independence of the public accountants.

      o Discuss and approve the arrangements (including the estimated fee) and the proposed overall scope of the annual audit with management and the independent public accountants.

      o Review and concur in the appointment, replacement, reassignment, or dismissal of the Corporation's Chief Financial Officer.

      o Discuss matters of concern to the Audit Committee, the independent public accountants or management relating to the annual financial statements or other results of the audit.

      o Consider and review with the independent public accountants and the Corporation's Chief Financial Officer their options as to the adequacy of the Corporation's system of internal accounting controls.

      o Review with management and the independent public accountants at the completion of the annual examination:

            > The Corporation's annual financial statements and related footnotes.

            > The independent public accountants' audit of the financial statements and their report thereon.

            > The independent public accountants' management letter with respect to the audit and proposals for changes emanating therefrom.

            > Any significant changes required in the independent public accountants' audit plan.

            > Any serious difficulties or disputes with management encountered during the course of the audit.

            > Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

            Consider and review with management and the Corporation's Chief Financial Officer:

            >     The scope of the annual audit plan:

            > Significant findings during the year and management's responses thereto.

            > Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

            >     Any changes required in the planned scope of their audit plan.

      o Review with the independent public accountants the methods of establishing and monitoring the Corporation's policies to prohibit unethical, questionable or illegal activities by employees of the Corporation.

      o Review with management and the independent public accountants the anticipated effect of any material changes in accounting policies or standards as well as any unusual or significant commitments or contingent liabilities.

      o Review, with the Corporation's counsel, any legal matters that could have a significant impact on the Corporation's financial statements.

      o Meet with the independent public accountants in separate executive sessions to discuss any matters that the Audit Committee or the independent public accountants believe should be discussed privately with the Audit Committee.

      The Audit Committee will perform such other functions as assigned by law, the Corporation's charter or bylaws, or the Board of Directors.

III.  OPERATING PROCEDURES

      The operating procedures for this Committee with respect to meetings, Notice of Meetings, Quorums and Manner of Acting, and Records shall be the same as stipulated for the Board as spelled out in the Corporation's By-laws.

IV.   ACCOUNTABILITY

      This Committee shall report to the Board of Directors at its next regular meeting all such actions it has taken since the previous report.